NEWS RELEASE
Contacts:    KLX Energy Services Holdings, Inc.
Keefer M. Lehner, EVP & CFO
832-930-8066
IR@klx.com

Dennard Lascar Investor Relations
Ken Dennard / Natalie Hairston
713-529-6600
KLXE@dennardlascar.com

KLX ENERGY SERVICES HOLDINGS, INC. REPORTS SECOND QUARTER 2024 RESULTS

HOUSTON, TX - August 7, 2024 - KLX Energy Services Holdings, Inc. (Nasdaq: KLXE) (“KLX”, the “Company”, “we”, “us” or “our”) today reported financial results for the second quarter ended June 30, 2024.

Second Quarter 2024 Financial Highlights

•Revenue of $180 million
•Enacted approximately $16 million of annualized cost reductions in the second quarter of 2024 primarily related to operational streamlining initiatives, insurance and professional fees
•Net loss of $(8) million and diluted loss per share of $(0.49)
•Adjusted EBITDA of $27 million
•Net loss margin of (4)%
•Adjusted EBITDA margin of 15%
•Net Cash Flow Provided by Operating Activities of $22 million
•Levered Free Cash Flow of $10 million
•Cash balance of $87 million, increased $2 million sequentially
•Total Debt and Net Debt of $285 million and $198 million, respectively
•Liquidity of $121 million, consisting of approximately $87 million of cash and approximately $34 million of available borrowing capacity under the June 2024 asset-based revolving credit facility (the “ABL Facility”) borrowing base certificate

See “Non-GAAP Financial Measures” at the end of this release for a discussion of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net (Loss) Income, Adjusted Diluted (Loss) Earnings per share, Unlevered and Levered Free Cash Flow, Net Working Capital, Net Debt, Net Leverage Ratio and their reconciliations to the most directly comparable financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). We have not provided reconciliations of our future expectations as to Adjusted EBITDA or Adjusted EBITDA margin as such reconciliations are not available without unreasonable efforts.

Chris Baker, KLX President and Chief Executive Officer, said, “As I stated in our preliminary results release three weeks ago, we are extremely proud of our second quarter performance. Despite the 7% decline in total rig count during the quarter and continued

drilling and completions market volatility, our revenue increased 3.1% sequentially to $180.2 million, which was the middle of our revised revenue guidance range.

“Second quarter Adjusted EBITDA improved sequentially by 125% to $27.0 million, and Adjusted EBITDA margin grew 118% to 15.0%, both at the top end of our revised guidance ranges.

“Our dramatic growth in sequential Adjusted EBITDA and Adjusted EBITDA margin saw results return to more normalized levels and was driven by a non-recurrence of first quarter 2024 transitory issues, cost structure optimization initiatives, improved crew utilization, seasonally-reduced payroll tax exposure, and incremental activity and a shift in revenue mix towards higher margin segments (Rockies) and product service lines (Rentals and Tech Services, including Fishing), particularly within the Rockies and Southwest segments.

“Once again, our geographic and product service line diversification has driven margin sustainability in the face of market weakness highlighting the resiliency and strength of the KLX platform. Our leading presence in extended reach laterals, completion technologies, and production and intervention services should continue to yield sustainable results even in a flat market.

“Based on current calendars and latest customer conversations, we are reaffirming our third quarter 2024 guidance for revenue to be flat to slightly up relative to the second quarter, with similar Adjusted EBITDA margins to the second quarter,” concluded Baker.

Second Quarter 2024 Financial Results

Revenue for the second quarter of 2024 totaled $180.2 million, an increase of 3.1% compared to the first quarter of 2024 revenue of $174.7 million. The increase in revenue reflects the non-recurrence of first quarter of 2024 activity slowdowns as well as incremental activity in the second quarter. On a product line basis, drilling, completion, production and intervention services contributed approximately 21%, 51%, 17% and 11%, respectively, to revenues for the second quarter of 2024. KLX experienced a rebound to more normalized levels of production and intervention activity, which is typically higher margin.

Net loss for the second quarter of 2024 was $(8.0) million, compared to the first quarter of 2024 net loss of $(22.2) million. Adjusted net loss for the second quarter of 2024 was $(6.5) million, compared to the first quarter of 2024 adjusted net loss of $(19.9) million. Adjusted EBITDA for the second quarter of 2024 was $27.0 million, compared to the first quarter of 2024 Adjusted EBITDA of $12.0 million. Adjusted EBITDA margin for the second quarter of 2024 was 15.0%, compared to the first quarter of 2024 Adjusted EBITDA margin of 6.9%. Increased profitability in the second quarter of 2024 reflects majority of a quarter's impact of $16.1 million of annualized cost savings implemented during the quarter.

Second Quarter 2024 Segment Results

The Company reports revenue, operating income (loss) and Adjusted EBITDA through three geographic business segments: Rocky Mountains, Southwest and Northeast/Mid-Con.

•Rocky Mountains: Revenue, operating income and Adjusted EBITDA for the Rocky Mountains segment was $61.4 million, $10.5 million and $17.2 million, respectively, for the second quarter of 2024. Second quarter revenue represents a 34.6% sequential increase over the first quarter of 2024 largely due to annual seasonality, inclement weather and non-KLX-related safety standdowns, which did not recur in the second quarter of 2024. Segment operating income and Adjusted EBITDA increased 975.0% and 218.5%, respectively, as a function of a 50.0% sequential increase in production and intervention revenue, including Rentals and Tech Services (including Fishing), driven by a normalization of activity, increased asset utilization of latest-generation assets and a reduced cost structure.
•Southwest: Revenue, operating income and Adjusted EBITDA for the Southwest segment, which includes the Permian and South Texas, was $69.9 million, $2.6 million and $10.4 million, respectively, for the second quarter of 2024. Second quarter revenue represents an approximately 1% sequential increase over the first quarter of 2024, but more importantly we saw a shift in revenue mix and were able to drive outsized sequential revenue growth across Rentals, Tech Services and Flowback. Segment operating income and Adjusted EBITDA increased 471.4% and 55.2%, respectively, as a function of the above shift in revenue and a reduced cost structure.
•Northeast/Mid-Con: Revenue, operating loss and Adjusted EBITDA for the Northeast/Mid-Con segment was $48.9 million, $2.5 million and $6.4 million, respectively, for the second quarter of 2024. Second quarter revenue represents a 18.1% sequential decrease over the first quarter of 2024 due to reduced regional gas-focused activity across the vast majority of our drilling, completion and production offerings. Segment operating income and Adjusted EBITDA decreased (204.2)% and (37.3)%, respectively, largely due to lower activity and pricing, which was partially offset by a reduced cost structure.
•Corporate and other: Operating loss and Adjusted EBITDA for the Corporate and other segment was $9.2 million and $7.0 million, respectively, for the second quarter of 2024. Segment operating loss and Adjusted EBITDA loss decreased 32.4% and 32.0%, respectively, due to a reduced cost structure.

The following is a tabular summary of revenue, operating income (loss) and Adjusted EBITDA (loss) for the second quarter ended June 30, 2024, the first quarter ended March 31, 2024 and the second quarter ended June 30, 2023 ($ in millions).

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Revenue:
Rocky Mountains	$61.4	$45.6	$66.4
Southwest	69.9	69.4	86.3
Northeast/Mid-Con	48.9	59.7	81.3
Total revenue	$180.2	$174.7	$234.0

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Operating income (loss):
Rocky Mountains	$10.5	$(1.2)	$11.9
Southwest	2.6	(0.7)	8.1
Northeast/Mid-Con	(2.5)	2.4	12.6
Corporate and other	(9.2)	(13.6)	(13.0)
Total operating income (loss)	$1.4	$(13.1)	$19.6

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Adjusted EBITDA (loss)
Rocky Mountains	$17.2	$5.4	$17.0
Southwest	10.4	6.7	14.8
Northeast/Mid-Con	6.4	10.2	18.0
Segment total	34.0	22.3	49.8
Corporate and other	(7.0)	(10.3)	(10.1)
Total Adjusted EBITDA(1)	$27.0	$12.0	$39.7
(1) Excludes one-time costs, as defined in the Reconciliation of Consolidated Net (Loss) Income to Adjusted EBITDA table below, non-cash compensation expense and non-cash asset impairment expense.

Balance Sheet and Liquidity

Total debt outstanding as of June 30, 2024 was $284.9 million. As of June 30, 2024, cash and cash equivalents totaled $86.9 million. Available liquidity as of June 30, 2024 was $121.0 million, including availability of $34.1 million on the June 2024 ABL Facility borrowing base certificate. The senior secured notes bear interest at an annual rate of 11.5% (the “Senior Secured Notes”), payable semi-annually in arrears on May 1st and November 1st. Accrued interest as of June 30, 2024 was $4.6 million for the Senior Secured Notes and $0.0 million related to the ABL Facility.

Net Working Capital as of June 30, 2024 was $42.2 million, a 29.3% decrease from March 31, 2024 driven by a slight decrease in days sales outstanding and non-recurrence of the two incremental payrolls that burdened the first quarter. We expect to continue to build up our cash balance as we navigate through year-end.

Other Financial Information

Capital expenditures were $15.3 million during the second quarter of 2024, an increase of $1.8 million compared to capital expenditures of $13.5 million in the first quarter of 2024. Capital spending during the second quarter was driven primarily by maintenance capital expenditures across our segments.

As of June 30, 2024, we had $2.3 million of assets held for sale related to one facility and select equipment in the Rocky Mountains and Southwest segments.

Guidance
•Expect third quarter 2024 revenue of $175 million to $190 million
•Expect third quarter 2024 Adjusted EBITDA margin of 13% to 16%

Conference Call Information

KLX will conduct its second quarter 2024 conference call, which can be accessed via dial-in or webcast, on Thursday, August 8, 2024 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) by dialing 1-201-389-0867 and asking for the KLX conference call at least 10 minutes prior to the start time, or by logging onto the webcast at https://investor.klx.com/events-and-presentations/events. For those who cannot listen to the live call, a replay will be available through August 22, 2024, and may be accessed by dialing 1-201-612-7415 and using passcode 13747369#. Also, an archive of the webcast will be available shortly after the call at https://

investor.klx.com/events-and-presentations/events for 90 days. Please submit any questions for management prior to the call via email to KLXE@dennardlascar.com.

About KLX Energy Services Holdings, Inc.

KLX is a growth-oriented provider of diversified oilfield services to leading onshore oil and natural gas exploration and production companies operating in both conventional and unconventional plays in all of the active major basins throughout the United States. The Company delivers mission critical oilfield services focused on drilling, completion, production, and intervention activities for technically demanding wells from over 50 service and support facilities located throughout the United States. KLX’s complementary suite of proprietary products and specialized services is supported by technically skilled personnel and a broad portfolio of innovative in-house manufacturing, repair and maintenance capabilities. More information is available at www.klx.com.

Forward-Looking Statements and Cautionary Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information to investors. This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) includes forward-looking statements that reflect our current expectations and projections about our future results, performance and prospects. Forward-looking statements include all statements that are not historical in nature and are not current facts. When used in this news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein), the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could,” “will” or the negative of these terms or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events with respect to, among other things: our operating cash flows; the availability of capital and our liquidity; our ability to renew and refinance our debt; our future revenue, income and operating performance; our ability to sustain and improve our utilization, revenue and margins; our ability to maintain acceptable pricing for our services; future capital expenditures; our ability to finance equipment, working capital and capital expenditures; our ability to execute our long-term growth strategy and to integrate our acquisitions; our ability to successfully develop our research and technology capabilities and implement technological developments and enhancements; and the timing and success of strategic initiatives and special projects.

Forward-looking statements are not assurances of future performance and actual results could differ materially from our historical experience and our present expectations or projections. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, expectations and perception of historical trends, current conditions, anticipated future developments and their effect on us and other factors believed to be appropriate. Although management believes the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Our forward-looking statements involve significant risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks associated with the following: a decline in demand for our services, including due to overcapacity and other competitive factors affecting our industry; the cyclical nature and volatility of the oil and gas industry, which impacts the level of exploration, production and development activity and spending patterns by oil and natural gas exploration and production companies; a decline in, or substantial volatility of, crude oil and gas commodity prices, which generally leads to decreased spending by our customers and negatively impacts drilling, completion and production activity; inflation; increases in interest rates; the ongoing war in Ukraine and its continuing effects on global trade; the ongoing conflict and tensions in the Middle East; supply chain issues; and other risks and uncertainties listed in our filings with the U.S. Securities and Exchange Commission, including our Current Reports on Form 8-K that we file from time to time, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

KLX Energy Services Holdings, Inc.
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars and shares, except per share data)
(Unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Revenues	$180.2	$174.7	$234.0
Costs and expenses:
Cost of sales	136.0	144.0	173.3
Depreciation and amortization	23.1	21.9	17.6
Selling, general and administrative	19.3	21.6	22.0
Research and development costs	0.3	0.3	0.3
Impairment and other charges	0.1	—	—
Bargain purchase gain	—	—	1.2
Operating income (loss)	1.4	(13.1)	19.6
Non-operating expense:
Interest income	(0.6)	(0.7)	(0.2)
Interest expense	9.8	9.6	8.7
Net (loss) income before income tax	(7.8)	(22.0)	11.1
Income tax expense (benefit)	0.2	0.2	(0.3)
Net (loss) income	$(8.0)	$(22.2)	$11.4

Net (loss) income per common share:
Basic	$(0.49)	$(1.38)	$0.71
Diluted	$(0.49)	$(1.38)	$0.71

Weighted average common shares:
Basic	16.2	16.1	16.0
Diluted	16.2	16.1	16.1

KLX Energy Services Holdings, Inc.
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars and shares, except per share data)
(Unaudited)

	June 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$86.9	$112.5
Accounts receivable–trade, net of allowance of $4.9 and $5.5	118.1	127.0
Inventories, net	32.3	33.5
Prepaid expenses and other current assets	14.0	17.3
Total current assets	251.3	290.3
Property and equipment, net(1)	215.3	220.6
Operating lease assets	19.6	22.3
Intangible assets, net	1.6	1.8
Other assets	3.4	4.8
Total assets	$491.2	$539.8
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$80.1	$87.9
Accrued interest	4.6	4.6
Accrued liabilities	42.1	42.7
Current portion of operating lease obligations	7.0	6.9
Current portion of finance lease obligations	17.9	22.0
Total current liabilities	151.7	164.1
Long-term debt	284.9	284.3
Long-term operating lease obligations	13.6	16.0
Long-term finance lease obligations	30.9	36.2
Other non-current liabilities	0.3	0.4
Commitments, contingencies and off-balance sheet arrangements
Stockholders’ equity:
Common stock, $0.01 par value; 110.0 authorized; 17.3 and 16.9 issued	0.2	0.1
Additional paid-in capital	555.0	553.4
Treasury stock, at cost, 0.5 shares and 0.4 shares	(5.8)	(5.3)
Accumulated deficit	(539.6)	(509.4)
Total stockholders’ equity	9.8	38.8
Total liabilities and stockholders’ equity	$491.2	$539.8

(1) Includes right-of-use assets - finance leases

KLX Energy Services Holdings, Inc.
Additional Selected Operating Data
(Unaudited)

Non-GAAP Financial Measures

This release includes Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net (Loss) Income, Adjusted Diluted (Loss) Earnings per share, Unlevered and Levered Free Cash Flow, Net Working Capital, Net Debt and Net Leverage Ratio measures. Each of the metrics are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934.

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Adjusted EBITDA is not a measure of net earnings or cash flows as determined by GAAP. We define Adjusted EBITDA as net earnings (loss) before interest, taxes, depreciation and amortization, further adjusted for (i) goodwill and/or long-lived asset impairment charges, (ii) stock-based compensation expense, (iii) restructuring charges, (iv) transaction and integration costs related to acquisitions and (v) other expenses or charges to exclude certain items that we believe are not reflective of the ongoing performance of our business. Adjusted EBITDA is used to calculate the Company’s leverage ratio, consistent with the terms of the Company’s ABL Facility.

We believe Adjusted EBITDA is useful because it allows us to supplement the GAAP measures in order to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP, or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA margin is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Adjusted EBITDA margin is not a measure of net earnings or cash flows as determined by GAAP. Adjusted EBITDA margin is defined as the quotient of Adjusted EBITDA and total revenue. We believe Adjusted EBITDA margin is useful because it allows us to supplement the GAAP measures in order to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure, as a percentage of revenues.

We define Adjusted Net (Loss) Income as consolidated net (loss) income adjusted for (i) goodwill and/or long-lived asset impairment charges, (ii) restructuring charges, (iii) transaction and integration costs related to acquisitions and (iv) other expenses or charges to exclude certain items that we believe are not reflective of the ongoing performance of our business. We believe Adjusted Net (Loss) Income is useful because it allows us to exclude non-recurring items in evaluating our operating performance.

We define Adjusted Diluted (Loss) Earnings per share as the quotient of Adjusted Net (Loss) Income and diluted weighted average common shares. We believe that Adjusted Diluted (Loss) Earnings per share provides useful information to investors because it allows us to exclude non-recurring items in evaluating our operating performance on a diluted per share basis.

We define Unlevered Free Cash Flow as net cash provided by operating activities less capital expenditures and proceeds from sale of property and equipment plus interest expense. We define Levered Free Cash Flow as net cash provided by operating activities less capital expenditures and proceeds from sale of property and equipment. Our management uses Unlevered and Levered Free Cash Flow to assess the Company’s liquidity and ability to repay maturing debt, fund operations and make additional investments. We believe that each of Unlevered and Levered Free Cash Flow provide useful information to investors because it is an important indicator of the Company’s liquidity, including our ability to reduce Net Debt and make strategic investments.

Net Working Capital is calculated as current assets, excluding cash, less current liabilities, excluding accrued interest and finance lease obligations. We believe that Net Working Capital provides useful information to investors because it is an important indicator of the Company’s liquidity.

We define Net Debt as total debt less cash and cash equivalents. We believe that Net Debt provides useful information to investors because it is an important indicator of the Company’s indebtedness.

We define Net Leverage Ratio as Net Debt divided by Annualized Adjusted EBITDA. We believe that Net Leverage Ratio provides useful information to investors because it is an important indicator of the Company’s indebtedness in relation to our operating performance.

The following tables present a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures for the periods indicated:

KLX Energy Services Holdings, Inc.
Reconciliation of Consolidated Net (Loss) Income to Adjusted EBITDA*
(In millions of U.S. dollars)
(Unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Consolidated net (loss) income	$(8.0)	$(22.2)	$11.4
Income tax expense (benefit)	0.2	0.2	(0.3)
Interest expense, net	9.2	8.9	8.5
Operating income (loss)	1.4	(13.1)	19.6
Bargain purchase gain	—	—	1.2
Impairment and other charges (1)	0.1	—	—
One-time net costs, excluding impairment and other charges (1)	1.4	2.3	0.5
Adjusted operating income (loss)	2.9	(10.8)	21.3
Depreciation and amortization	23.1	21.9	17.6
Non-cash compensation	1.0	0.9	0.8
Adjusted EBITDA	$27.0	$12.0	$39.7
*Previously announced quarterly numbers may not sum to the year-end total due to rounding.
(1) The one-time costs during the second quarter of 2024 relate to professional services and impairment and other charges.

KLX Energy Services Holdings, Inc.
Consolidated Net (Loss) Income Margin(1)
(In millions of U.S. dollars)
(Unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Consolidated net (loss) income	$(8.0)	$(22.2)	$11.4
Revenue	180.2	174.7	234.0
Consolidated net (loss) income margin percentage	(4.4)%	(12.7)%	4.9%

(1) Consolidated net (loss) income margin is defined as the quotient of consolidated net (loss) income and total revenue.

KLX Energy Services Holdings, Inc.
Consolidated Adjusted EBITDA Margin(1)
(In millions of U.S. dollars)
(Unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Adjusted EBITDA	$27.0	$12.0	$39.7
Revenue	180.2	174.7	234.0
Adjusted EBITDA Margin Percentage	15.0%	6.9%	17.0%

(1) Adjusted EBITDA margin is defined as the quotient of Adjusted EBITDA and total revenue. Adjusted EBITDA is net (loss) income excluding one-time costs (as defined above), depreciation and amortization expense, non-cash compensation expense and non-cash asset impairment expense.
KLX Energy Services Holdings, Inc.
Reconciliation of Rocky Mountains Operating Income (Loss) to Adjusted EBITDA
(In millions of U.S. dollars)
(Unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Rocky Mountains operating income (loss)	$10.5	$(1.2)	$11.9
One-time costs (1)	—	—	—
Adjusted operating income (loss)	10.5	(1.2)	11.9
Depreciation and amortization expense	6.7	6.6	5.1
Non-cash compensation	—	—	—
Rocky Mountains Adjusted EBITDA	$17.2	$5.4	$17.0

(1) One-time costs are defined in the Reconciliation of Consolidated Net (Loss) Income to Adjusted EBITDA table above. For purposes of segment reconciliation, one-time costs also include impairment and other charges.

KLX Energy Services Holdings, Inc.
Reconciliation of Southwest Operating Income (Loss) to Adjusted EBITDA
(In millions of U.S. dollars)
(Unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Southwest operating income (loss)	$2.6	$(0.7)	$8.1
One-time costs (1)	0.4	—	—
Adjusted operating income (loss)	3.0	(0.7)	8.1
Depreciation and amortization expense	7.4	7.4	6.7
Non-cash compensation	—	—	—
Southwest Adjusted EBITDA	$10.4	$6.7	$14.8
(1) One-time costs are defined in the Reconciliation of Consolidated Net (Loss) Income to Adjusted EBITDA table above. For purposes of segment reconciliation, one-time costs also include impairment and other charges.

KLX Energy Services Holdings, Inc.
Reconciliation of Northeast/Mid-Con Operating (Loss) Income to Adjusted EBITDA
(In millions of U.S. dollars)
(Unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Northeast/Mid-Con operating (loss) income	$(2.5)	$2.4	$12.6
One-time costs (1)	0.2	0.3	—
Adjusted operating (loss) income	(2.3)	2.7	12.6
Depreciation and amortization expense	8.6	7.4	5.4
Non-cash compensation	0.1	0.1	—
Northeast/Mid-Con Adjusted EBITDA	$6.4	$10.2	$18.0
(1) One-time costs are defined in the Reconciliation of Consolidated Net (Loss) Income to Adjusted EBITDA table above. For purposes of segment reconciliation, one-time costs also include impairment and other charges.

KLX Energy Services Holdings, Inc.
Reconciliation of Corporate and Other Operating Loss to Adjusted EBITDA Loss
(In millions of U.S. dollars)
(Unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Corporate and other operating loss	$(9.2)	$(13.6)	$(13.0)
Bargain purchase gain	—	—	1.2
Impairment and other charges	0.1	—	—
One-time net costs, excluding impairment and other charges (1)	0.8	2.0	0.5
Adjusted operating loss	(8.3)	(11.6)	(11.3)
Depreciation and amortization expense	0.4	0.5	0.4
Non-cash compensation	0.9	0.8	0.8
Corporate and other Adjusted EBITDA loss	$(7.0)	$(10.3)	$(10.1)
(1) One-time costs are defined in the Reconciliation of Consolidated Net (Loss) Income to Adjusted EBITDA table above. For purposes of segment reconciliation, one-time costs also include impairment and other charges.

KLX Energy Services Holdings, Inc.
Segment Operating Income (Loss) Margin(1)
(In millions of U.S. dollars)
(Unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Rocky Mountains
Operating income (loss)	$10.5	$(1.2)	$11.9
Revenue	61.4	45.6	66.4
Segment operating income (loss) margin percentage	17.1%	(2.6)%	17.9%
Southwest
Operating income (loss)	2.6	(0.7)	8.1
Revenue	69.9	69.4	86.3
Segment operating income (loss) margin percentage	3.7%	(1.0)%	9.4%
Northeast/Mid-Con
Operating (loss) income	(2.5)	2.4	12.6
Revenue	48.9	59.7	81.3
Segment operating (loss) income margin percentage	(5.1)%	4.0%	15.5%
(1) Segment operating income (loss) margin is defined as the quotient of segment operating income (loss) and segment revenue.

KLX Energy Services Holdings, Inc.
Segment Adjusted EBITDA Margin(1)
(In millions of U.S. dollars)
(Unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Rocky Mountains
Adjusted EBITDA	$17.2	$5.4	$17.0
Revenue	61.4	45.6	66.4
Adjusted EBITDA Margin Percentage	28.0%	11.8%	25.6%
Southwest
Adjusted EBITDA	10.4	6.7	14.8
Revenue	69.9	69.4	86.3
Adjusted EBITDA Margin Percentage	14.9%	9.7%	17.1%
Northeast/Mid-Con
Adjusted EBITDA	6.4	10.2	18.0
Revenue	48.9	59.7	81.3
Adjusted EBITDA Margin Percentage	13.1%	17.1%	22.1%
(1) Segment Adjusted EBITDA margin is defined as the quotient of Segment Adjusted EBITDA and total segment revenue. Segment Adjusted EBITDA is segment operating income (loss) excluding one-time costs (as defined above), non-cash compensation expense and non-cash asset impairment expense.

KLX Energy Services Holdings, Inc.
Reconciliation of Consolidated Net (Loss) Income to Adjusted Net (Loss) Income and
Adjusted Diluted (Loss) Earnings per Share
(In millions of U.S. dollars and shares, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Consolidated net (loss) income	$(8.0)	$(22.2)	$11.4
Bargain purchase gain	—	—	1.2
Impairment and other charges	0.1	—	—
One-time costs(1)	1.4	2.3	0.5
Adjusted Net (Loss) Income	$(6.5)	$(19.9)	$13.1
Diluted weighted average common shares	16.2	16.1	16.1
Adjusted Diluted (Loss) Earnings per share(2)	$(0.40)	$(1.24)	$0.81
*Previously announced quarterly numbers may not sum to the year-end total due to rounding.
(1) The one-time costs during the second quarter of 2024 relate to professional services and impairment and other charges.
(2) Adjusted Diluted (Loss) Earnings per share is defined as the quotient of Adjusted Net (Loss) Income and diluted weighted average common shares.

KLX Energy Services Holdings, Inc.
Reconciliation of Net Cash Flow Provided by (Used In) Operating Activities to Free Cash Flow
(In millions of U.S. dollars)
(Unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Net cash flow provided by (used in) operating activities	$22.2	$(10.8)	$60.0
Capital expenditures	(15.3)	(13.5)	(16.2)
Proceeds from sale of property and equipment	3.3	3.3	3.5
Levered Free Cash Flow	10.2	(21.0)	47.3
Add: Interest expense, net	9.2	8.9	8.5
Unlevered Free Cash Flow	$19.4	$(12.1)	$55.8

KLX Energy Services Holdings, Inc.
Reconciliation of Current Assets and Current Liabilities to Net Working Capital
(In millions of U.S. dollars)
(Unaudited)

	As of
	June 30, 2024	March 31, 2024	December 31, 2023
Current assets	$251.3	$253.6	$290.3
Less: Cash	86.9	84.9	112.5
Net current assets	164.4	168.7	177.8
Current liabilities	151.7	147.3	164.1
Less: Accrued interest	4.6	11.4	4.6
Less: Operating lease obligations	7.0	7.0	6.9
Less: Finance lease obligations	17.9	19.9	22.0
Net current liabilities	122.2	109.0	130.6
Net Working Capital	$42.2	$59.7	$47.2

KLX Energy Services Holdings, Inc.
Reconciliation of Net Debt(1)
(In millions of U.S. dollars)
(Unaudited)

	As of
	June 30, 2024	March 31, 2024	December 31, 2023
Total Debt	$284.9	$284.6	$284.3
Cash	86.9	84.9	112.5
Net Debt	$198.0	$199.7	$171.8
(1) Net Debt is defined as total debt less cash and cash equivalents.

KLX Energy Services Holdings, Inc.
Reconciliation of Net Leverage Ratio(1)
(In millions of U.S. dollars)
(Unaudited)

	As of
	June 30, 2024	March 31, 2024	December 31, 2023
Adjusted EBITDA	$27.0	$12.0	$23.0
Multiply by four quarters	4	4	4
Annualized Adjusted EBITDA	108.0	48.0	92.0
Net Debt	198.0	199.7	171.8
Net Leverage Ratio	1.8	4.2	1.9
(1) Net Leverage Ratio is defined as Net Debt divided by Annualized Adjusted EBITDA.